      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 12, 2000
                                                     REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ------------------------------

                                    FORM S-3

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                         ------------------------------

                              CORNING INCORPORATED

             (Exact name of registrant as specified in its charter)

           NEW YORK                        3661                    16-0393470
 (State or other jurisdiction        (Primary Standard          (I.R.S. Employer
              of                        Industrial            Identification No.)
incorporation or organization)  Classification Code Number)

                              ONE RIVERFRONT PLAZA
                            CORNING, NEW YORK 14831
         (Address, including zip code, and telephone number, including area-code of registrants of principal executive offices)
                         ------------------------------

                               WILLIAM D. EGGERS
                   Senior Vice President and General Counsel
                              Corning Incorporated
                              One Riverfront Plaza
                            Corning, New York 14831
            (Name, address including zip code, and telephone number,
                   including area code of agent for service)

                           TELEPHONE: (607) 974-9000
                              FAX: (607) 974-8656
                         ------------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: From time to time after the effective date of this Registration Statement.

    If the only securities on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                         ------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                  PROPOSED             PROPOSED
            TITLE OF EACH                                          MAXIMUM              MAXIMUM
         CLASS OF SECURITIES                 AMOUNT TO         OFFERING PRICE          AGGREGATE            AMOUNT OF
           TO BE REGISTERED                BE REGISTERED        PER SHARE (1)       OFFERING PRICE      REGISTRATION FEE
Common Stock ($.50 par value).........     881,167 shs.           $169.875           $149,688,244          $39,517.70

------------------------------

(1) Estimated pursuant to Rule 457(c) solely for the purpose of calculating the registration fee based on the closing price of the Registrant's Common Stock on the New York Stock Exchange on May 10, 2000.
                         ------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

PROSPECTUS          SUBJECT TO COMPLETION DATED MAY 12, 2000
THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                 881,167 SHARES
                              CORNING INCORPORATED
                         881,167 SHARES OF COMMON STOCK
                                ($.50 PAR VALUE)

                               ------------------

                           OUR COMMON STOCK IS LISTED
                         ON THE NEW YORK STOCK EXCHANGE

                             ---------------------

    The 881,167 shares of common stock offered by this prospectus were initially issued by us in connection with our acquisition of NZ Applied Technologies Corporation. In connection with the acquisition, we have agreed to register the shares of our common stock offered by this prospectus. We will not receive any of the proceeds from the sale of the shares by the selling shareholders.

    Our common stock is listed on the New York Stock Exchange under the symbol "GLW." On May 10, 2000, the closing price of our common stock, as reported on the New York Stock Exchange, was $173.00 per share.

    The selling shareholders may sell all or a portion of the shares from time to time on the New York Stock Exchange at market prices prevailing at the time of sale.

                            ------------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

               The date of this Prospectus is             , 2000

                               TABLE OF CONTENTS

                                                                PAGE
                                                              --------
Forward-Looking Statements..................................      2

Corning Incorporated........................................      2

Selling Shareholders........................................      3

Plan of Distribution........................................      6

Description of Corning Capital Stock........................      7

Legal Matters...............................................     10

Experts.....................................................     10

Where You Can Find More Information.........................     10

                           FORWARD-LOOKING STATEMENTS

    Statements included in this prospectus and in the documents we incorporate by reference which are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements describe a number of risks, uncertainties and other factors that could cause results to differ materially, as discussed in the documents we incorporate by reference. These statements appear in the sections of our Securities and Exchange Commission document filed with the Securities and Exchange Commission captioned "Business," "Risk Factors," and "Management's Discussion and Analysis."

                              CORNING INCORPORATED

    We trace our origins to a glass business established in 1851. The present corporation was incorporated in the State of New York in December 1936, and our name was changed from Corning Glass Works to Corning Incorporated on April 28, 1989.

    We are a global, technology-based corporation that operates in three broadly based operating business segments:

    - Telecommunications

    - Advanced Materials

    - Information Display

    The Telecommunications Segment produces optical fiber and cable, optical hardware and equipment and photonic components for the worldwide telecommunications industry. The Advanced Materials Segment manufactures specialized products with unique properties for customer applications utilizing glass, glass ceramic and polymer technologies. Businesses within this segment include environmental products, science products, semiconductor materials and optical and lighting products. The Information Display Segment manufactures glass panels and funnels for television and computer displays, projection video lens assemblies and liquid-crystal display glass for flat panel displays.

    Our principal office is located at One Riverfront Plaza, Corning, New York 14831. Our telephone number is (607) 974-9000.

                              SELLING SHAREHOLDERS

    The selling shareholders listed in the following table have told us that they wish to be able to sell all of their shares of our common stock which they acquired in connection with our acquisition of NZ Applied Technologies Corporation. The selling shareholders will determine from time to time the number of shares they will sell. The amount of shares they will sell will depend upon a number of different factors including the price of our common stock from time to time. The following table includes information as of May 5, 2000 concerning the selling shareholders' beneficial ownership of shares of our common stock. No selling shareholder now owns more than 1% of our outstanding common stock. Information about the beneficial ownership of our shares prior to this offering has been given to us by the selling shareholders.

                                                                                       SHARES WHICH
                                                               SHARES      SHARES         MAY BE
                                                              PRESENTLY   WHICH MAY       OWNED
NAME                                                            OWNED      BE SOLD    AFTER OFFERING
----                                                          ---------   ---------   --------------
Peter Norris................................................   340,969     340,969           -0-
Jing Zhao...................................................   327,599     327,599           -0-
Dobkin Family Trust U/D/T dated.............................    49,937      49,937           -0-

September 16, 1991
The Rovner Family 1997 Trust................................     3,282       3,282           -0-

                                                                                       SHARES WHICH
                                                               SHARES      SHARES         MAY BE
                                                              PRESENTLY   WHICH MAY       OWNED
NAME                                                            OWNED      BE SOLD    AFTER OFFERING
----                                                          ---------   ---------   --------------
Jack Salerno................................................     3,311       3,311           -0-
Linda R. Budnick............................................     4,011       4,011           -0-
John Cambriello.............................................     3,821       3,821           -0-
Victor Cataldo..............................................     3,373       3,373           -0-
Qiushui Chen................................................     5,539       5,539           -0-
Mondher Cherif..............................................     2,867       2,867           -0-
Stephen Cohen...............................................     8,073       8,073           -0-
Brian Devlin................................................     1,464       1,464           -0-
Linsheng Fan................................................     3,182       3,182           -0-
Vladimir Fouflyguine........................................     4,077       4,077           -0-
Mikhail Fridberg............................................     1,782       1,782           -0-
Jiankang Huang..............................................     1,498       1,498           -0-
Robert Huang................................................       891         891           -0-
Wei Hu......................................................     2,419       2,419           -0-
Hua Jiang...................................................     9,252       9,252           -0-
Guanghai Jin................................................     2,993       2,993           -0-
Rosemary Flynn Koch.........................................     6,144       6,144           -0-
Kewen Kevin Li..............................................     3,630       3,630           -0-
Xiao-Li Li..................................................     1,591       1,591           -0-
Yabo Li.....................................................     4,649       4,649           -0-
Yalin Lu....................................................     4,011       4,011           -0-
Paul Melman.................................................    10,061      10,061           -0-
Richard Morrison............................................     3,247       3,247           -0-
Andrei Ossinski.............................................     4,011       4,011           -0-
Edward Salley...............................................     3,501       3,501           -0-
Marvin Tabasky..............................................     6,049       6,049           -0-
Ronald C. Tanguay...........................................       701         701           -0-
Joseph Tartaro..............................................       318         318           -0-
Dean Z. Tsang...............................................     9,551       9,551           -0-
Peter Vakhutinsky...........................................     1,721       1,721           -0-
John VanCoppenolle..........................................     2,163       2,163           -0-
Feling Wang.................................................     8,310       8,310           -0-
Qingwu Wang.................................................     1,146       1,146           -0-
Joseph P. Westerman.........................................     6,113       6,113           -0-
Kathleen F. Whitehead.......................................     3,311       3,311           -0-
Humberto I. Zelic...........................................       701         701           -0-
Run Zhang...................................................     9,107       9,107           -0-
Long De Zhu.................................................     2,580       2,580           -0-
Yingyin Zou.................................................     8,149       8,149           -0-
Daniel Alexander............................................        62          62           -0-

    The selling shareholders acquired an aggregate of 881,167 shares of our common stock when we acquired NZ Applied Technologies Corporation pursuant to the Agreement and Plan of Merger dated as of April 20, 2000 between NZ Applied Technologies, Corning Applied Technologies Corporation and Corning. Of these 881,167 shares, 528,701 are being held in escrow for periods of up to twenty-six months. The shares will be released from escrow to the extent that the warranty obligations of NZ Applied Technologies and the selling shareholders expire without adverse claims and the performance of NZ Applied Technologies meets certain specified financial and manufacturing or production objectives.

    Prior to our acquisition of NZ Applied Technologies Corporation, the selling shareholders held the positions indicated in the following table. They remain in such positions following the acquisition.

NAME                                                             POSITION
----                                           ---------------------------------------------
Peter Norris                                   President
Jing Zhao                                      Vice President, Chief Technical Officer
Hua Jiang                                      Vice President of Research and Development
Paul Melman                                    Manager, Polarization Control Technology
Dean Z. Tsang                                  Manager, Control Electronics
Feling Wang                                    Senior Staff Scientist
Run Zhang                                      Director of Manufacturing
Yingyin Zou                                    Manager, Packaging Technology
John Cambriello                                Process Engineer
Quishui Chen                                   Senior Engineer
Stephen Cohen                                  Vice President of Marketing and Sales
Brian Devlin                                   Testing Supervisor
Linsheng Fan                                   Engineer
Vladimir Fouflyguine                           Senior Staff Scientist
Mikhail Fridberg                               Senior Design Engineer
Guanghai Jin                                   Senior Scientist
Rosemary Flynn Koch                            Chief Financial Officer
Kewen Kevin Li                                 Senior Staff Scientist
Yabo Li                                        Staff Scientist
Xiao-li Li                                     Senior Engineer
Andrei Ossinski                                Staff Scientist
Edward Salley                                  Senior Process Engineer
Marvin Tabasky                                 Senior Staff Scientist
Joseph P. Westerman                            Laboratory Coordinator
Linda R. Budnick                               Contracts Administrator
Victor Cataldo                                 Process Engineer
Mondher Cherif                                 Staff Scientist
Wei Hu                                         Senior Engineer
Jiankang Huang                                 Staff Engineer
Robert Huang                                   Senior Technician
Yalin Lu                                       Staff Scientist
Richard Morrison                               Process Engineer
Ronald C. Tanguay                              Senior Technician
Peter Vakhutinsky                              Process Engineer
John VanCoppenolle                             Process Technician
Qingwu Wang                                    Staff Scientist
Kathleen F. Whitehead                          Senior Accountant
Humberto I. Zelic                              Engineer
Long De Zhu                                    Staff Scientist
Joseph Tartaro                                 Buyer

                              PLAN OF DISTRIBUTION

    Any or all of the selling shareholders may offer the shares from time to time for their own accounts, either in increments or in a single transaction. We are registering the shares on behalf of the selling shareholders. We will not receive any proceeds from the sale of the shares by the selling shareholders.

    The term "selling shareholders" includes persons who receive shares from the selling shareholders after the date of this prospectus by gift. The term also includes persons who, upon contractual default by the selling shareholders, may seize shares which the selling shareholders pledged to such persons.

    The selling shareholders may sell the shares in one or more types of transactions, which may include block transactions:

    - on the New York Stock Exchange,

    - in negotiated transactions, or

    - any combination of such methods of sale.

    The shares may be sold at a fixed offering price, which may be changed, or at market prices prevailing at the time of sale, or at negotiated prices. Such transactions may or may not involve brokers or dealers.

    The selling shareholders may sell shares directly to purchasers or sell shares to, or through, broker-dealers. These broker-dealers may act as an agent of the selling shareholders or as a principal for the broker-dealer's own account. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling shareholders and/or the purchasers of shares. This compensation may be received if the broker-dealer acts as an agent or as a principal. This compensation may also exceed customary commissions.

    The selling shareholders and any broker-dealers who act in connection with the sale of shares may be deemed to be "underwriters" within the meaning of the Securities Act. Any commission received by such broker-dealers, and any profit on the resale of shares sold by them while acting as principals, could be deemed to be underwriting discounts or commissions under the Securities Act.

    The selling shareholders may agree to indemnify any agent, dealer or broker-dealer who participates in transactions involving sales of shares against certain liabilities, including liabilities arising under the Securities Act.

    If the selling shareholders notify us that any material arrangement has been entered into with a broker-dealer for the sale of shares through:

    - a block trade, or

    - special offering, or

    - exchange distribution or secondary distribution, or

    - a purchase by a broker or dealer,

then we will file, if required, a prospectus pursuant to 424(b) under the Securities Act or a supplement to this prospectus pursuant to Rule 424(c) under the Securities Act to the extent required.

    The supplement will disclose, to the extent required:

    - the name of such selling shareholder and of the participating broker-dealer(s),

    - the number of shares involved,

    - the price at which such shares were sold,

    - the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable,

    - that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and any other facts material to the transaction.

    We have agreed to indemnify the selling shareholders against certain liabilities, including liabilities under the Securities Act. We have also agreed to pay the expenses of registering the shares for offering and sale to the public under the Securities Act.

                      DESCRIPTION OF CORNING CAPITAL STOCK

AUTHORIZED CAPITAL STOCK

    Corning's authorized capital stock consists of 1,200,000,000 shares of common stock, $.50 par value, and 10,000,000 shares of preferred stock, $100 par value.

COMMON STOCK

    As of May 1, 2000, there were 277,911,505 outstanding shares of Corning common stock held by approximately 17,500 holders of record. The holders of Corning common stock are entitled to one vote for each share on all matters submitted to a vote of shareholders and do not have cumulative voting rights. The Corning board of directors is classified into three classes of approximately equal size, one of which is elected each year. Accordingly, holders of a majority of the Corning common stock entitled to vote in any election of directors may elect all of the directors standing for election. The holders of Corning common stock are entitled to share ratably in all assets of Corning which are legally available for distribution, after payment of all debts and other liabilities and subject to the prior rights of any holders of Corning preferred stock then outstanding. The current quarterly cash dividend of Corning common stock is $.18 per share of common stock. The continued declaration of dividends by the Corning board of directors is subject to the current and prospective earnings, financial condition and capital requirements of Corning and any other factors that the Corning board of directors deems relevant. The holders of Corning common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of Corning common stock are fully paid and nonassessable. The rights, preferences and privileges of holders of Corning common stock are subject to the rights of the holders of shares of any series of Corning preferred stock which Corning may issue in the future.

PREFERRED STOCK

    Corning has designated 2,400,000 shares of its preferred stock as Series A junior participating preferred stock and 316,822 shares as Series B convertible preferred stock. As of April 6, 2000, there were 101,853 outstanding shares of Series B preferred stock, held exclusively by the trustee of Corning's existing employee investment plans. No other Corning preferred stock is outstanding. Series A preferred stock is reserved for issuance upon exercise of the rights distributed to the holders of Corning common stock pursuant to the Corning rights agreement referred to below.

    The Corning board of directors has the authority, without further shareholder approval, to create other series of preferred stock, to issue shares of preferred stock in such series up to the maximum number of shares of the relevant class of preferred stock authorized, and to fix the dividend rights and terms, conversion rights and terms, voting rights, redemption rights and terms, liquidation preferences, sinking funds and any other rights, preferences and limitations applicable to each such series of Corning preferred stock. The purpose of authorizing the Corning board of directors to determine such rights and preferences is to eliminate delays associated with a shareholder vote on specific issuances. The issuance of Corning preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of holders of Corning common stock and, under certain circumstances, make it more difficult for a third party to gain control of Corning.

RIGHTS AGREEMENT

    Corning has adopted a Rights Agreement, dated as of June 5, 1996, which provides for the issuance of one right to the holder of each share of Corning common stock. Ten days after any person or group acquires or announces its intention to acquire 20% or more of the outstanding Corning stock, each Corning right will entitle the holder, other than the acquiring person or group, to purchase one one-hundredth of a share of Series A preferred stock, at an exercise price of $125 subject to certain antidilution adjustments.

    If a person or group announces its intention to acquire 20% or more of the outstanding Corning common stock or if Corning is acquired in a merger or other business combination or sells 50% or more of its assets or earning power, each Corning right, other than a Corning right beneficially owned by the acquiring person or group, which will be void, will entitle the holder to purchase, at the exercise price, common stock of the acquiring person or group having a current market value of two times the exercise price of the right. Prior to a person or group acquiring 50% or more of the outstanding Corning common stock, the Corning board of directors may also elect to issue a share of Corning common stock in exchange for each Corning right, other than Corning rights held by the acquiring person or group.

    The Corning rights expire on July 15, 2006, unless this expiration date is extended or the Corning rights are exchanged or redeemed by Corning before such date. Prior to an announcement by a person or group of its intent to acquire 20% or more of the outstanding Corning common stock, Corning may redeem the Corning rights in whole, but not in part, for $.01 per Corning right, or it may amend the Corning rights agreement in any way without the consent of the holders of the Corning rights.

INDEMNIFICATION AND LIABILITY OF DIRECTORS AND OFFICERS

    Sections 722 and 723 of the Business Corporation Law of the State of New York provide that a corporation may indemnify its current and former directors and officers under certain circumstances. Corning's bylaws provide that it shall indemnify each director and officer against all costs and expenses actually and reasonably incurred by him in connection with the defense of any action or proceeding against him or related appeal by reason of his being or having been a director or officer of Corning to the full extent permitted by the Business Corporation Law.

    Section 402(b) of the Business Corporation Law provides that a corporation may include a provision in its certificate of incorporation limiting the liability of its directors to the corporation or its shareholders for damages for the breach of any duty, except for a breach involving intentional misconduct, bad faith, a knowing violation of law or receipt of an improper personal benefit or for certain illegal dividends, loans or stock repurchases. Corning's restated certificate of incorporation provides that its directors' liability is limited to the extent permitted by the Business Corporation Law.

TRANSFER AGENT AND REGISTER

    The transfer agent and registrar for the Corning common stock is Harris Trust and Savings Bank in Chicago, Illinois. Harris Trust has advised Corning that it has sold its shareholder services business to Computershare Limited.

                                 LEGAL MATTERS

    The validity of the shares of our common stock is being passed on for us by William D. Eggers, Esq., Senior Vice President and General Counsel of Corning Incorporated. Mr. Eggers owns substantially less than 1% of the outstanding shares of our common stock.

                                    EXPERTS

    The consolidated financial statements of Corning Incorporated incorporated in this prospectus by reference to Corning Incorporated's 1999 Annual Report on Form 10-K for the year ended December 31, 1999, as amended, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in auditing and accounting.

                      WHERE YOU CAN FIND MORE INFORMATION

    Corning is subject to the informational requirements of the Securities Exchange Act of 1934 and, in accordance therewith file reports, proxy statements and other information with the Securities and Exchange Commission. The reports, proxy statements and other information filed by Corning with the Commission can be viewed electronically through the Commission's Electronic Data Gathering, Analysis and Retrieval (EDGAR) system. The Commission maintains a World Wide Web site at HTTP://WWW.SEC.GOV that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. Copies can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at 7 World Trade Center, 13(th) Floor, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials also can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Information regarding the Public Reference Room may be obtained by calling the Commission at
(800) 732-0330. Corning common stock is listed on the New York Stock Exchange. Reports and other information concerning Corning may also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

    Corning has filed with the Commission a registration statement on Form S-3 under the Securities Act with respect to the shares of Corning common stock issued in its acquisition of NZ Applied Technologies Corporation. This prospectus does not contain all the information set forth in the registration statement, selected portions of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to Corning and the Corning common stock, reference is made to the registration statement (including its exhibits).

    The Commission allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you be referring you to another document filed separately with the Commission. Statements contained in this prospectus or in any document incorporated by reference in this prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document (if any) filed as an exhibit to the registration statement or such other document, each such statement being qualified in all respects by such reference. The information incorporated by reference is deemed to be part of this prospectus. This prospectus incorporates by reference the documents set forth below that Corning has previously filed with the Commission. These documents contain important information about Corning and its finances.

CORNING FILINGS (FILE NO. 1-03247)                         PERIOD
----------------------------------              ----------------------------
Annual Report on Form 10-K....................  Year ended December 31, 1999

Amended Annual Report on Form 10-K/A..........  Year ended December 31, 1999

Amended Annual Report on Form 10-K/A..........  Year ended December 31, 1999

Quarterly report on Form 10-Q.................  Filed on May 12, 2000

Registration Statement on Form 8-A............  Filed On July 11, 1996

Current Reports on Form 8-K...................  Filed on January 11, 2000
                                                Filed on January 24, 2000
                                                Filed on January 26, 2000
                                                Filed on February 15, 2000
                                                Filed on February 17, 2000
                                                Filed on February 22, 2000
                                                Filed on March 29, 2000
                                                Filed on April 20, 2000
                                                Filed on April 25, 2000
                                                Filed on May 3, 2000

Current Report on Form 8-K/A..................  Filed on April 17, 2000

    All documents and reports subsequently filed by Corning pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act after the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

    This prospectus incorporates important business and financial information about Corning that is not included in or delivered with this prospectus. Documents incorporated by reference which are not presented herein or delivered herewith (other than exhibits to such documents unless such exhibits are specifically incorporated by reference) are available to any person, including any beneficial owner, to whom this prospectus is delivered, on written or oral request, without charge to Corning Incorporated, One Riverfront Plaza, Corning, New York 14831 (telephone number (607) 974-9000), Attention: Secretary.

                PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following table sets forth all expenses payable by Corning Incorporated (the "Company") in connection with the issuance and distribution of the securities, other than underwriting discounts and commissions. The Company will bear all of such expenses. All the amounts shown are estimates, except the registration fee.

Registration Fee............................................  $39,500
Legal Fees..................................................  $ 8,000
Fees and expenses of accountants............................  $ 5,000
Printing Fees...............................................  $ 5,000
Miscellaneous...............................................  $ 5,000
Total.......................................................  $62,500

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Sections 722 and 723 of the Business Corporation Law of the State of New York ("BCL") provide that a corporation may indemnify its current and former directors and officers under certain circumstances. Article VIII of the Company's By-Laws provides that the Company shall indemnify each director and officer against all costs and expenses actually and reasonably incurred by him in connection with the defense of any claim, action, suit or proceeding against him by reason of his being or having been a director or officer of the Company to the full extent permitted by, and consistent with, the BCL.

    Section 402(b) of the BCL provides that a corporation may include a provision in its certificate of incorporation limiting the liability of its directors to the corporation or its shareholders for damages for the breach of any duty, except for a breach involving intentional misconduct, bad faith, a knowing violation of law or receipt of an improper personal benefit or for certain illegal dividends, loans or stock repurchases. Paragraph 7 of the Company's Restated Certificate of Incorporation contains such a provision.

    For the undertaking in relation to indemnification, please see Item 17 below.

ITEM 16.  EXHIBITS.

                                 EXHIBIT INDEX

       EXHIBIT
       NUMBER           DESCRIPTION
---------------------   -----------
         2.1            Agreement and Plan of Merger dated as of April 20, 2000, by and between the Company, Corning Applied Technologies
                        Corporation and NZ Applied Technologies Corporation.

         3.1            Restated Certificate of Incorporation of the Company, dated
                        April 24, 1997 (incorporated by reference to Exhibit 3(i) of the registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998).

         3.2            Certificate of Amendment dated April 27, 2000 to the
                        Restated Certificate of Incorporation of the Company
                        (incorporated by reference to Exhibit 3(i) of the registrant's Current Report on Form 8-K dated May 3, 2000)

         3.3            By-laws of the Company (incorporated by reference to Exhibit
                        3(ii) to the registrant's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1998).

       EXHIBIT
       NUMBER           DESCRIPTION
---------------------   -----------
         4.1            Form of Common Stock Certificate of the Company
                        (incorporated by reference to Exhibit 4 to Registration
                        Statement on Form S-4 filed with the Commission on June 17,
                        1992 (Registration Statement No. 33-48488)).

         4.2            Rights Agreement, dated as of June 5, 1996, between the
                        Company and Harris Trust and Savings Bank, as rights agent
                        (incorporated by reference to Exhibit 1 to the Company's
                        Current Report on Form 8-K dated July 10, 1996).

         4.3            Form of Preferred Share Purchase Right of the Company
                        (included in Exhibit 4.02).

         5.1            Opinion of Counsel as to the legality of shares registered.

        23.1            Consent of William D. Eggers, Esq. (included in Exhibit 5.1)

        23.2            Consent of PricewaterhouseCoopers LLP.

        24.1            Powers of Attorney.

ITEM 17.  UNDERTAKINGS.

    (a) The undersigned registrant hereby undertakes

        (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

           (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

           (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement;

    provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment thereby is contained in periodic reports filed by the Company pursuant to Section 13 or
    Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the registration statement;

        (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof; and

        (3) to remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of a registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event a claim against the registrant for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered herein, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

    (d) The undersigned registrant hereby undertakes that:

        (1) For the purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
    (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

        (2) For the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant, Corning Incorporated, a New York corporation, certifies that it has reasonable grounds to believe it meets all the requirements for filing on Form S-3, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Corning, State of New York, on the 12th day of May 2000.

                                                       CORNING INCORPORATED
                                                       (Registrant)

                                                       By:            /s/ WILLIAM D. EGGERS
                                                            -----------------------------------------
                                                                        William D. Eggers
                                                                      SENIOR VICE PRESIDENT

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on May 12, 2000 by the following persons in the capacities indicated:

NAME AND SIGNATURE                                     TITLE
------------------                                     -----
                /s/ ROGER G. ACKERMAN                  Chairman of the Board, Principal
     -------------------------------------------         Executive Officer and Director
                 (Roger G. Ackerman)

                 /s/ JAMES B. FLAWS                    Senior Vice President and
     -------------------------------------------         Principal Financial Officer
                  (James B. Flaws)

               /s/ KATHERINE A. ASBECK                 Vice President, Controller and
     -------------------------------------------         Principal Accounting Officer
                (Katherine A. Asbeck)

                          *                            Director
     -------------------------------------------
                 (John Seely Brown)

                          *                            Director
     -------------------------------------------
                  (John H. Foster)

                          *                            Director
     -------------------------------------------
                 (Norman E. Garrity)

                                                       Director
     -------------------------------------------
                    (Gordon Gund)

                          *                            Director
     -------------------------------------------
                 (John M. Hennessy)

NAME AND SIGNATURE                                     TITLE
------------------                                     -----
                          *                            Director
     -------------------------------------------
                 (James R. Houghton)

                          *                            Director
     -------------------------------------------
                   (John W. Loose)

                          *                            Director
     -------------------------------------------
                 (James J. O'Connor)

                          *                            Director
     -------------------------------------------
                 (Catherine A. Rein)

                          *                            Director
     -------------------------------------------
                 (Deborah D. Rieman)

                          *                            Director
     -------------------------------------------
                  (H. Onno Ruding)

                          *                            Director
     -------------------------------------------
               (William D. Smithburg)

*By:                  /s/ WILLIAM D. EGGERS
             --------------------------------------
                       (William D. Eggers)
                       (ATTORNEY-IN-FACT)